                        REGISTRATION RIGHTS AGREEMENT

   REGISTRATION RIGHTS AGREEMENT, dated as of ___________, 1998 (this ("Agreement"), by and between FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Company"), and GYAN KALWANI ("Kalwani").

   WHEREAS, Elk Grove Family Golf Centers, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("EGFGC"), and Kalwani, are parties to a Purchase and Sale Agreement dated as of ___________, 1998 (the "Purchase Agreement"), pursuant to which, among other things, Kalwani will receive, as part of the consideration for the sale of EGFGC of the Property described therein, an aggregate of ______ shares of Common Stock, par value of $1.00 per share, of the Company (the "Common Stock"); and

   WHEREAS, the shares of Common Stock are "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), and the Company has agreed to provide Kalwani with the registration rights set forth herein with respect to the shares of Common Stock issuable in EGFGC's acquisition of the Property; and

   WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of the EGFGC and Kalwani to consummate the sale and acquisition of the Property and the other transactions contemplated by the Purchase Agreement.

   NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

   1. Certain Definitions.

   Business Day: Any day other than a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by law, regulation or executive order to close.

   Commission: The Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

   Common Stock: As defined in the first recital above.

   Company: As defined in the preamble of this Agreement.

   Company Indemnified Parties: As defined in Section 6(b).

   Stock Escrow Agreement: The Stock Escrow Agreement referred to in the Purchase Agreement, as the same may be amended in accordance with its terms.

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   Exchange Act: The Securities and Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

   Losses: As defined in Section 6(a) hereof.

   Purchase Agreement: As defined in the first recital above.

   Prospectus: The prospectus included in the Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Shares.

   Registrable Shares: Shares of Common Stock issued to Kalwani as part of consideration for the purchase of the Property by EGFGC, and any other shares of capital stock of the Company issued in respect of such Registrable Shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. Any Registrable Share will cease to be a Registrable Share when (x) a registration statement covering such Registrable Share has been declared effective by the Commission and such Registrable Share has been disposed of pursuant to such effective registration statement, (y) such Registrable Share may be publicly resold without registration pursuant to Rule 144 promulgated by the Commission under the Securities Act or (z) such Registrable Share is no longer held by Kalwani.

   Registration Statement: A "shelf" registration statement of the Company on any form for which the Company then qualifies which permits the secondary resale thereunder of the Registrable Shares on a delayed or continuous basis under Rule 415 of the Commission under the Securities Act, or any successor rule that may be promulgated by the Commission under the Securities Act, as they each may, from time to time, be in effect. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of references to the Registration Statement as of a date subsequent to the effective date, as amended as of such date.

   Securities Act: The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

   2. Shelf Registration.

     (a) The Company shall:

     (1) file, within the period commencing 180 days and ending 225 days, inclusive, after the date hereof, the Registration Statement covering all Registrable Shares. The section of the Registration Statement entitled "Plan of Distribution" shall provide that Kalwani may distribute Registrable Shares pursuant to the Registration Statement only in the manner set forth on Exhibit

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    A hereto.

     (ii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as practicable after filing; and

     (iii) use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the sooner to occur of (x) the sale of all Registrable Shares under the Registration Statement and (y) the first anniversary of the issuance of the Registrable Shares pursuant to EGFGC's acquisition of the Property.

     (b) The Company shall amend the Registration Statement or supplement the related Prospectus from time to time as necessary to comply with applicable rules and regulations promulgated by the Commission under the Securities Act or the instructions applicable to the form used for the Registration Statement.

   3. Limitation on Registration Rights. Notwithstanding the provisions of
Section 2 hereof, the Company shall not be required to effect or maintain the effectiveness or the Registration Statement if (i) Kalwani shall have breached any of its warranties, representations, covenants or agreements in the Purchase Agreement in any material respect and shall have failed to cure such breach within a reasonable time, or (ii) the Company shall have made a valid claim for indemnification pursuant to Sections 11, 13, 15, 16 or 22 of the Purchase Agreement and Kalwani shall have refused to honor such claim.

   4. Obligations with Respect to Registration.

     (a) In connection with the obligations of the Company pursuant to
Section 2 hereof, and subject to Section 3 hereof, the Company shall:

     (i) prepare and file with the Commission the Registration Statement; provided, however, that before filing the Registration Statement and the related Prospectus or any amendments thereto the Company shall afford Kalwani an opportunity to review copies thereof. The Company shall not file the Registration Statement or any amendments thereto if Kalwani shall reasonably object on a timely basis;

   (ii) notify Kalwani (A) of the receipt of any comments from the Commission on the Registration Statement prior to its becoming effective, and the Company's responses thereto, (B) when the Registration Statement becomes effective, (C) when the filing of a post-effective amendment to the Registration Statement or a supplement to the Prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, (D) of any request by the Commission or any state securities authority for any amendment of or supplement to the Registration Statement or the Prospectus relating thereto or for additional information,
(E) of the entry of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, (F) of the happening of any event or the failure of any event to occur or the discover of any facts or otherwise that makes any statement made in the Registration Statement or the Prospectus relating thereto untrue in any material respect or that causes such Registration Statement or Prospectus to omit to state a

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material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (G) of the reasonable determination by the Company that a post-effective amendment to the Registration Statement would be appropriate;

   (iii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

   (iv) furnish to Kalwani a conformed copy of the Registration Statement as declared effective by the Commission and each post-effective amendment thereto, and such number of copies of the final Prospectus and of each supplement thereto as may reasonably be required to facilitate the distribution of the Registrable Shares by Kalwani in accordance with the methods of distribution described in the Registration Statement;

   (v) cooperate with Kalwani to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold under the Registration Statement and not bearing any restrictive legends and in such denominations and registered in such names as Kalwani may reasonably request at least one Business Days prior to the closing of any sale of Registrable Shares by Kalwani pursuant to the Registration Statement;

   (vi) prepare, as soon as reasonably practicable, an appropriate post-effective amendment to the Registration Statement or a supplement to the related Prospectus or file a Form 8-K or other report that will be incorporated by reference into the Prospectus so that, following the occurrence of any circumstance requiring such a filing, the Prospectus included in the Registration Statement, as thereafter delivered to the purchasers of Registrable Shares, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

   (vii) make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of the 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of the company after the effective date of the Registration Statement, which statements shall cover said 12-month period;

   (viii) register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of up to five jurisdictions in the United States designated by Kalwani, and do any and all other acts and things which may be necessary to enable Kalwani to consummate the disposition in such jurisdictions of Registrable Shares in accordance with a method of distribution described in such Registration Statement; provided, however, that the Company shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such Registration Statement, or to subject

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itself to taxation in any jurisdiction where it has not theretofore done so;

     (ix) cause the Registrable Shares covered by the Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market on which the shares of Common Stock are then listed or traded upon the sale of Registrable Shares pursuant to the Registration Statement; and

     (x) otherwise comply with applicable rules and regulations of the Commission and use its commercially reasonable efforts to take such other actions as may be required to permit unrestricted sales of Registrable Shares under the Registration Statement in accordance with the methods of distribution described therein.

     (b) Notwithstanding anything to the contrary contained herein, if at any time after the filing of the Registration Statement or after it is declared effective by the Commission, the Company determines, in its reasonable business judgment, that such registration and the offering of Registrable Shares thereunder would require the Company to disclose matters that otherwise would not be required to be disclosed at such time, and such disclosure would interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company, then the obligation of the Company under Section 2(a)(ii) or 2(a)(iii), as the case may be, shall be suspended upon the giving of notice to Kalwani of such suspension; provided, however, that any such suspension shall not last more than 90 days, or past the date on which any Quarterly Report on Form 10-Q or Annual Report on Form 10-K is filed by the Company, following the giving of such notice. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event of a suspension pursuant to this Section 4(b), the one-year period referred to in Section 2(a)(iii)(y) will be extended by a number of days equal to the total number of days for which the suspension of the Company's obligations under Section 2(a)(ii) or 2(a)(iii), as the case may be, was in effect.

     (c) The Company's obligations under this Agreement to Kalwani shall be conditioned upon the compliance by Kalwani with the following:

     (1) Kalwani shall cooperate with the Company in connection with the preparation of the Registration Statement and related Prospectus and, for so long as the Company is obligated to keep the Registration Statement effective, Kalwani shall provide to the Company, in writing, for use in the Registration Statement and the Prospectus, all information regarding Kalwani and such other information as may be reasonably required to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof;

     (2) during such time as Kalwani may be engaged in a distribution of the Registrable Shares, Kalwani shall comply with all applicable laws, including, but not limited to, Regulation M promulgated by the Commission under the Exchange Act and pursuant thereto will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules;

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     (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; and (C) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

     (3) at least one Business Day prior to any distribution by Kalwani of Registrable Shares, Kalwani shall advise the Company in writing of the dates on which the distribution will commence and, to the best knowledge of Kalwani at that time, the date on which the distribution will terminate, the number of Registrable Shares to be sold, the terms and the manner of sale (including, to the extent applicable, the purchase price, the name of any broker-dealer to or through whom such distribution is being made, and the amount of any selling commissions or other items constituting compensation to such broker-dealer) and the number of shares of Common Stock that will be owned beneficially by Kalwani after giving effect to such sale;

     (4) on notice from the Company of the happening of any of the events specified in clauses (C), (D), (E), (F) or (G) of Section 4(a)(ii), Kalwani shall cease offering or distributing the Registrable Shares until such time as the Company notifies Kalwani that offering and distribution of the Registrable Shares may recommence; and

     (5) on notice from the Company that (x) it is about to effect a primary public offering of shares of Common Stock and (y) the managing underwriter(s) for such offering have so requested in writing, then Kalwani shall cease offering or distributing any of such shares (including Registrable Shares owned by Kalwani) during the 7 days prior to, and during the 30-day period beginning on, the effective date of the registration statement for such primary public offering.

   5. Expenses of Registration.

   All expenses in connection with any Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Registrable Shares shall, as between Kalwani and the Company, be borne as follows:

   (a) The Company shall pay and be responsible for the registration fee payable under the Securities Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in Section 4(a)(x)), printing fees and all fees and disbursements of the Company's counsel and accountants. Solely at its discretion, the Company may, in lieu of engaging the services of a financial printing company with respect to the Registration Statement or the Prospectus, arrange for the photocopying thereof, in which event the Company will bear the applicable photocopying costs.

   (b) Kalwani shall pay all fees and disbursements of his own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Registrable Shares that have not expressly been assumed by the Company as set forth above.


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   6. Indemnification.

   (a) The Company agrees to indemnify and hold harmless Kalwani from and against any losses, claims, damages or liabilities (collectively "Losses"), joint or several, to which Kalwani may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section6(c), the Company will reimburse Kalwani for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company will not indemnify or hold harmless Kalwani from or against any such Losses (i) that arise out of or are based upon any violation of any federal or state securities laws, rules or regulations committed by Kalwani, or any failure by Kalwani to give any purchaser of Registrable Shares, at or prior to the written confirmation of sale, a copy of the most recent Prospectus or (ii) if the untrue statement, omission or allegation thereof upon which Losses or expenses are based (x) was made in reliance upon and in conformity with the information provided by or on behalf of any Stockholder Indemnified Party for use or inclusion in the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as the Company advised Kalwani that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the Registration Statement ceases to be effective or current or has been withdrawn or abandoned or the use of any such Registration Statement or Prospectus or any offering or distribution pursuant thereto shall have been suspended or delayed hereunder.

   (b) Kalwani agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act (the "Company Indemnified Parties"), from and against any Losses, joint or several, to which the Company Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided in writing specifically by or on behalf of Kalwani for use in the Registration Statement or any Prospectus, (ii) the use of any Prospectus after such time as the Company has advised Kalwani that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, (iii) the use of any Prospectus after such time as the Registration Statement ceases to be effective or current or has been withdrawn or abandoned or the use of any such Registration Statement or Prospectus or any offering or distribution pursuant thereto shall have been suspended or delayed hereunder or (iv) any violation by Kalwani of any federal or state securities law or rule or regulation thereunder or any failure by Kalwani to give any purchaser of Registrable Shares, at or prior to the written confirmation of sale, a copy of the most recent Prospectus; and, subject to Section 6(c), Kalwani will reimburse such Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses. For purposes of clause (i) of the preceding sentence and clause (ii) of the last sentence of Section 6(a), but without limiting the

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generality thereof, any information concerning Kalwani or plan of distribution included in any Registration Statement or Prospectus which is provided to Kalwani for review within a reasonable period before filing or use thereof and to which information Kalwani has not promptly provided written notice of objection to the Company shall be deemed to have been provided by Kalwani specifically for use in such Registration Statement or Prospectus.

   (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by Kalwani or the Company, as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

   7. Notices. All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telecopier, as follows:

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   (a)     if to the Company:

           Family Golf Centers, Inc.
           225 Broadhollow Road
           Melville, New York 11747
           Attention: General Counsel
           Facsimile: 516-694-1935

   (b)     if to Kalwani:
           10401 Grantline Road
           Elk Grove, California 95624

or to such other person or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, and (ii) when delivered by hand or transmitted by telecopy (answer back received); provided, however, if any notice sent by telecopy is received by the recipient after 4:00 p.m. local time, or on a day other than a business day, then the notice shall be deemed received on the next following business day. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

   8. Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Company and Kalwani. No consent, waiver or similar act shall be effective unless in writing.

   9. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

   10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

   12. Assignment. Kalwani may not assign its rights under this Agreement without the prior written consent of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                 Company:

                                 FAMILY GOLF CENTERS, INC.

                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                 Kalwani:


                                 --------------------------------------------
                                 GYAN KALWANI

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                                   EXHIBIT "A"
                              PLAN OF DISTRIBUTION

   The Registrable Shares may be sold by Kalwani directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, any such agent or broker-dealer involved in the offer and sale of the Registrable Shares and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers will be set forth in a Prospectus Supplement.

   The distribution of the Registrable Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Registrable Shares may be sold through a broker-dealer acting as agent or broker for Kalwani, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Registrable Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

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